Regional Express Holdings Limited ABN 18 009 547 270 Consolidated Financial Statements - 30 June 2025

Regional Express Holdings Limited Contents 30 June 2025 1 Consolidated statement of profit or loss and other comprehensive income 2 Consolidated statement of financial position 3 Consolidated statement of changes in equity 4 Consolidated statement of cash flows 5 Notes to the financial statements 6 Independent auditor's report to the members of Regional Express Holdings Limited 39

Regional Express Holdings Limited Consolidated statement of profit or loss and other comprehensive income For the year ended 30 June 2025 Consolidated Note 2025 $'000 The above statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes 2 Revenue 4 305,187 Finance income 1,396 Gain on disposal of property, plant and equipment 9,939 Loss on the termination of leases (2,192) Gain on sale and leaseback 3,727 Other losses (18) Expenses Flight and port operation costs (67,830) Fuel costs (42,316) Salaries and employee-related costs 5 (131,779) Selling and marketing costs (9,464) Engineering and maintenance costs (28,104) General administration costs 6 (26,034) Fees to administrators (28,115) Finance costs 7 (10,282) Depreciation and amortisation 8 (24,150) Impairment of property, plant and equipment 17 (16,743) Expected credit loss expense (2,630) Allowance for impairment of inventories (5,216) Foreign currency (loss)/gain (473) Total costs and expenses (393,136) Loss before income tax from continuing operations (75,097) Income tax 9 (16,623) Loss after income tax from continuing operations (91,720) Loss after income tax from discontinued operations 10 (22,923) Loss after income tax for the year attributable to the owners of Regional Express Holdings Limited (114,643) Other comprehensive loss Items that will not be reclassified subsequently to profit or loss Revaluation of financial instruments - continuing operations (3,220) Items that may be reclassified subsequently to profit or loss Reclassification of cash flow hedges to profit or loss net of revaluation for the period - discontinued operations 27 (12,910) Income tax effect - discontinued operations 27 3,873 Other comprehensive loss for the year, net of tax (12,257) Total comprehensive loss for the year attributable to the owners of Regional Express Holdings Limited (126,900) Total comprehensive loss for the year is attributable to: Continuing operations (94,940) Discontinued operations (31,960) (126,900)

Regional Express Holdings Limited Consolidated statement of financial position As at 30 June 2025 Consolidated Note 2025 $'000 The above consolidated statement of financial position should be read in conjunction with the accompanying notes 3 Assets Current assets Cash and cash equivalents 12 19,439 Trade and other receivables 13 8,520 Inventories 14 18,881 Other financial assets 15 2,841 Other assets 3,599 53,280 Assets held for sale 16 6,296 Total current assets 59,576 Non-current assets Trade and other receivables 13 4,752 Other financial assets 15 14,023 Property, plant and equipment 17 99,828 Right-of-use assets 18 3,887 Intangibles 853 Other assets 8,003 Total non-current assets 131,346 Total assets 190,922 Liabilities Current liabilities Trade and other payables 20 124,952 Contract liabilities 21 63,391 Borrowings 22 85,961 Lease liabilities 23 52,807 Employee benefits 24 14,103 Provisions 25 4,868 Total current liabilities 346,082 Non-current liabilities Lease liabilities 23 4,016 Employee benefits 24 2,149 Total non-current liabilities 6,165 Total liabilities 352,247 Net liabilities (161,325) Equity Issued capital 26 77,028 Treasury shares 26 (487) Reserves 27 1,764 Accumulated losses (239,630) Total deficiency in equity (161,325)

Regional Express Holdings Limited Consolidated statement of changes in equity For the year ended 30 June 2025 The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes 4 Issued capital Treasury shares Reserves  Accumulated losses Total equity Consolidated $'000 $'000 $'000 $'000 $'000 Balance at 1 July 2024 77,028 (487) 14,021 (124,987) (34,425) Loss after income tax for the year - - - (114,643) (114,643) Other comprehensive loss for the year, net of tax - - (12,257) - (12,257) Total comprehensive loss for the year - - (12,257) (114,643) (126,900) Balance at 30 June 2025 77,028 (487) 1,764 (239,630) (161,325)

Regional Express Holdings Limited Consolidated statement of cash flows For the year ended 30 June 2025 Consolidated Note 2025 $'000 The above consolidated statement of cash flows should be read in conjunction with the accompanying notes 5 Cash flows from operating activities Receipts from customers (inclusive of GST) 411,605 Payments to suppliers (inclusive of GST) (425,076) Interest and other finance costs paid (9,667) Net cash used in operating activities 36 (23,138) Cash flows from investing activities Interest received 1,956 Proceeds from disposal of property, plant and equipment 48,720 Payments for property, plant and equipment 17 (39,457) Payments for term deposits (637) Proceeds from disposal of joint venture (National Jet Express Pty Ltd) 10 12,000 Proceeds from disposal of subsidiaries (Pel-Air), net of cash 10 47,402 Net cash from investing activities 69,984 Cash flows from financing activities Proceeds from interest bearing liabilities - Loan facility 597 Repayment of interest bearing liabilities - Loan facility (9,542) Proceeds from interest bearing liabilities - PAG 22 20,000 Repayment of interest bearing liabilities - PAG 22 (13,576) Payment of convertible note 22 (75,840) Repayment of lease liabilities 23 (2,907) Proceeds from interest bearing liabilities - Commonwealth loan 22 39,926 Repayment of interest bearing liabilities - Commonwealth loan 22 (8,300) Net cash used in financing activities (49,642) Net decrease in cash and cash equivalents (2,796) Cash and cash equivalents at the beginning of the year 22,235 Cash and cash equivalents at the end of the year 12 19,439

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 6 Note 1. General information The financial statements cover Regional Express Holdings Limited as a Consolidated entity (referred to hereafter as the 'Consolidated entity', or the 'Group') consisting of Regional Express Holdings Limited (referred to hereafter as the 'Company', 'Rex', or 'parent entity') and the entities it controlled at the end of, or during, the year ended 30 June 2025. The financial statements are presented in thousands of Australian dollars, which is Regional Express Holdings Limited's functional and presentation currency. Regional Express Holdings Limited, Regional Express Pty Limited, Rex Investment Holdings Pty Limited, Air Partners Pty Ltd and Rex Airlines Pty Ltd went into voluntary administration on 30 July 2024. Australian Airline Pilot Academy Pty Limited, AAPA Victoria Pty Limited, Australian Aero Propeller Maintenance Pty Ltd and Rex Flyer Pty Ltd went into voluntary administration on 20 October 2025. Administrators were appointed as the joint and several deed administrators of Regional Express Holdings Limited. On 14 November 2025, the Company and its controlled entities, except Rex Airlines Pty Ltd, exited the voluntary administration upon the execution of the Deed of Company Arrangement ('DOCA') signed by the administrators, Samuel John Freeman, Adams Paul Nikitins and Justin Denis Walsh, and Air T, Inc. Rex Airlines Pty Ltd was placed into liquidation on 11 November 2025 and the Group ceased to control RAL, and therefore deconsolidated it, from that date. Regional Express Holdings Limited was previously a listed public company (trading under symbol ‘REX’). On 11 September 2025, the Company's shares were delisted from the Australian Securities Exchange. Regional Express Holdings Limited is currently an unlisted public company limited by shares, incorporated and domiciled in Australia. Its registered office and principal place of business is: 81-83 Baxter Road, Mascot, NSW 2020. The Group's main activity during the financial year was the provision of air services principally for the transportation of passengers and freight. The financial statements were authorised for issue, in accordance with a resolution of Directors, on 4 March 2026. The Directors have the power to amend and reissue the financial statements. Note 2. Material accounting policy information The accounting policies that are material to the Consolidated entity are set out either in the respective notes or below. Basis of preparation These financial statements have been prepared solely for the purpose of meeting of the U.S. Securities and Exchange Commission reporting requirement in connection with the acquisition of the Group by Air T discussed below. Except for the omission of the comparative financial information for the preceding financial year, the financial statements are prepared in accordance with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board (‘IASB’). Historical cost convention The financial statements have been prepared under the historical cost convention, except for, where applicable, the accounting for certain financial instruments at fair value. Critical accounting estimates The preparation of the financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Consolidated entity's accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 3. Going concern The Group has prepared the financial statements for the year ended 30 June 2025 on a going concern basis, which assumes continuity of business activities comprising the operation of the regional routes and the realisation of assets and settlement of liabilities in the ordinary course of business, except as described below.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 2. Material accounting policy information (continued) 7 The Group had a net current asset deficiency position of $286,506,000 (2024: $378,157,000) as at 30 June 2025 and incurred a loss after tax of $114,643,000 (2024: $183,149,000 loss after tax), and a net cash outflow from operating activities of $23,138,000 (2024: net cash inflow of $58,197,000) for the year then ended. The Group went into voluntary administration on 30 July 2024 due to ongoing financial challenges and operating losses. On 11 November 2024, the Commonwealth of Australia (the ‘Commonwealth’) provided an interest-bearing financing facility of $80,000,000, to the Group pursuant to the execution of the Commonwealth Facility Agreement entered into between the Department of Infrastructure, Transport, Regional Development, Communications, Sport and the Arts and the Group which was amended in June 2025 and October 2025. Subsequent to year end, on 14 November 2025, the administrators and Air T, Inc., signed a Deed of Company Arrangement ('DOCA') which included a number of conditions precedent including an agreement to restructure the Commonwealth loan facility. As at 18 December 2025, the outstanding balance of the Commonwealth facility was $147,550,000. In accordance with the Restructuring Coordination Deed, $39,750,000 of this amount was forgiven. Following this forgiveness, the remaining balance, including accrued interest, amounted to $107,800,000. The loan tenure, which was originally scheduled to mature on 31 December 2025, was extended to a 30‑year term, with an option for the Group to further extend the facility for up to an additional 20 years, subject to meeting specified conditions. Repayment is only required out of surplus cash flows until the maturity date at which point any remaining balance is required to be repaid. The facility was converted into an interest‑free arrangement, replacing the original contractual interest rate of 12% per annum. In addition, the Commonwealth has provided a financing facility that allows the Group to borrow up to $60,000,000 at an interest rate of 12% per annum for the period of two to three years to fund its technical maintenance programme and meet working capital requirements. On 18 December 2025, following execution of the Restructuring Coordination Deed, the Group exited voluntary administration upon effectuation of the DOCA. On that date, Air T, Inc., through its wholly-owned subsidiaries, completed the acquisition of all outstanding shares of the Company and the directors obtained control of the Group’s operations. The acquisition was settled for a nominal consideration of $1. Further, the acquirers made available a $50,000,000 facility for the Group, structured with a five year term at a stated interest rate of 12% per annum. $15,700,000 of this facility amount was immediately contributed to the Creditors’ Trust held by the DOCA administrators. The consequence of the DOCA being effectuated is that the Group was legally released from its obligations to specified creditors (the ‘legacy creditors’) for all debts and claims, except as discussed in the following paragraph, against the following companies within the Group: Regional Express Pty Ltd, Air Partners Pty Ltd, Rex Investment Holdings Pty Ltd, Regional Express Pty Ltd, Rex Flyer Pty Ltd, Australian Aero Propeller Maintenance Pty Ltd, Australian Airline Pilot Academy Pty Ltd, and AAPA Victoria Pty Ltd (the ‘DOCA companies’) as at 18 December 2025. In return for granting this relief, these legacy creditors are entitled to receive a dividend from the Creditors’ Trust established by the Administrators. The previous shareholders of the Group have no remaining interest in the Group and did not receive any benefit in relation to their equity interests on the effectuation of the DOCA. Further, the Creditors’ Trust does not have recourse to the Group in relation to claims and debts that have been transferred to it. The DOCA did not extinguish all creditor claims, as certain creditors rights were protected (the ‘Protected Creditors’). Protected Creditors include current Employee benefits liabilities; the renegotiated Commonwealth facility liability; and customer related obligations accounted for as deferred revenue. In this context, at the date these financial statements are authorised for issuance, the Group continues trading with legacy creditor claims ring-fenced within the established Creditors’ Trust. The Creditor’s Trust also provides the funds required to settle these obligations. The risk that the Creditors’ Trust has insufficient funds to settle these obligations is considered remote. Also subsequent to year end, Rex Airlines Pty Ltd was placed into liquidation in November 2025 resulting in the deconsolidation of Rex Airlines Pty Ltd as control was lost for accounting purposes. Whilst the DOCA did not extend to Rex Airlines Pty Ltd, it did extinguish any previous obligations of the Group to creditors of Rex Airlines Pty Ltd arising from historical contractual guarantee arrangements between the Company and its subsidiaries and Rex Airlines Pty Ltd.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 2. Material accounting policy information (continued) 8 Overall, the relief provided on the effectuation of the DOCA combined with the restructuring of the Commonwealth loan facility results in a significant improvement in the Group’s financial position. In preparing the consolidated financial statements, the Directors of the Group have considered that the going concern basis is appropriate based on cash flow forecasts that provide projections for a period up to 12 months after the issue of these financial statements which is until 31 March 2027. The cash flow forecast has indicated that the Group will have sufficient funds to enable the Group to meet its financial obligations as and when they are due. The key underlying basis and assumptions for the cash flow forecast include the following: ● Legacy creditor claims as at 18 December 2025 were settled pursuant to the DOCA; ● The Group intends to return to its historical business model as a regional flight services business generating profit; ● The Group is no longer operating a Domestic Jets business and has no exposure to creditors of Rex Airlines Pty Ltd which previously operated this business; ● The modified Commonwealth loan of $107,800,000 which requires repayments only out of surplus cashflows generated by the Group for the foreseeable future; ● The loan provided by Air T, Inc. of $50,000,000 has a term of 5 years, with net $34,300,000 available to Rex following the $15,700,000 contribution to the creditors trust; ● The group’s cash flow forecasts are aligned with the Group’s plan to bring the regional aircraft fleet fully back into service, from approximately 31 flyers currently to 45 flyers within the next two years; ● The availability of sufficient funds to execute on the Group’s strategic plans through the additional facility amounting to $60,000,000 provided by the Commonwealth which has not been drawn down up to the date of this report. This facility will be utilised to fund capital and operational expenses when required; and ● Increase in business activity as more aircraft return to service. Based on the cash flow forecast and the other matters described above, the Directors of the Company considers following the effectuation of the DOCA that the Group will be able to fulfill all its obligations as and when they fall due for at least twelve months from the date of approval of the financial statements and accordingly, the financial statements of the Group are prepared on a going concern basis. Cash flow statement The cash flows from discontinued operations are presented within the consolidated statement of cash flows. The cash flows from discontinued operations have also been presented in note 10. Current and non-current classification Assets and liabilities are presented in the consolidated statement of financial position based on current and non-current classification. An asset is classified as current when: it is either expected to be realised or intended to be sold or consumed in the Consolidated entity's normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realised within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current. A liability is classified as current when: it is either expected to be settled in the Consolidated entity's normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no right at the end of the reporting period to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current. Deferred tax assets and liabilities are always classified as non-current. Assets classified as held for sale Assets are classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continued use. They are measured at the lower of their carrying amount and fair value less costs of disposal. For assets to be classified as held for sale, they must be available for immediate sale in their present condition and their sale must be highly probable. An impairment loss is recognised for any initial or subsequent write down of the assets to fair value less costs of disposal. A gain is recognised for any subsequent increases in fair value less costs of disposal of assets, but not in excess of any cumulative impairment loss previously recognised.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 2. Material accounting policy information (continued) 9 Assets are not depreciated or amortised while they are classified as held for sale. Interest and other expenses attributable to the liabilities of assets held for sale continue to be recognised. Assets classified as held for sale are presented separately on the face of the consolidated statement of financial position, in current assets. Impairment of non-financial assets Non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. Recoverable amount is the higher of an asset's fair value less costs of disposal and value-in-use. The value-in-use is the present value of the estimated future cash flows relating to the asset using a pre-tax discount rate specific to the asset or cash-generating unit to which the asset belongs. Assets that do not have independent cash flows are grouped together to form a cash-generating unit. New Accounting Standards and Interpretations adopted The Consolidated entity has adopted all of the new or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board (IFRS) that are mandatory for the current reporting period. The following Accounting Standards and Interpretations are most relevant to the Consolidated entity: - Amendments to Accounting Standards - Classification of Liabilities as Current or Non current (IAS 1) - Amendments to Accounting Standards - Non current Liabilities with Covenants (IAS 1) - Amendments to Accounting Standards - Lease Liability in a Sale and Leaseback (IFRS 16) The adoption of the above amendments to the Accounting Standards did not have any significant impact on the financial statements of the Consolidated entity. New Accounting Standards and Interpretations not yet mandatory or early adopted Accounting Standards and Interpretations that have recently been issued or amended but are not yet mandatory, have not been early adopted by the Consolidated entity for the annual reporting period ended 30 June 2025. The Consolidated entity's assessment of the impact of these new or amended Accounting Standards and Interpretations, most relevant to the Consolidated entity, are set out below. IFRS 18 Presentation and Disclosure in Financial Statements This standard is applicable to annual reporting periods beginning on or after 1 January 2027 and early adoption is permitted. The standard replaces IAS 1 'Presentation of Financial Statements', with many of the original disclosure requirements retained and there will be no impact on the recognition and measurement of items in the financial statements. But the standard will affect presentation and disclosure in the financial statements, including introducing five categories in the consolidated statement of profit or loss and other comprehensive income: operating, investing, financing, income taxes and discontinued operations. The standard introduces two mandatory sub-totals in the statement: 'Operating profit' and 'Profit before financing and income taxes'. There are also new disclosure requirements for 'management-defined performance measures', such as earnings before interest, taxes, depreciation and amortisation ('EBITDA') or 'adjusted profit'. The standard provides enhanced guidance on grouping of information (aggregation and disaggregation), including whether to present this information in the primary financial statements or in the notes. The Group will continue to reassess if it is required to prepare financial statements compliant with IFRS. If required to prepare financial statements compliant with IFRS the Group will adopt this standard from 1 July 2027 and expects that there will be a significant change to the layout of the consolidated statement of profit or loss and other comprehensive income. The Consolidated entity has not evaluated how its statement of profit or loss and other comprehensive income for the year ending 30 June 2028 will be structured based on this new accounting standard. Amendments to IFRS 7 Financial Instruments Disclosures and IFRS 9 Financial Instruments These amendments changed the requirements related to settling financial liabilities using an electronic payment system; and assessing contractual cash flow characteristics of financial assets with environmental, social and corporate governance (ESG) and similar features. These amendments also modified the disclosure requirements relating to investments in equity instruments designated at fair value through other comprehensive income and adds disclosure requirements for financial instruments with contingent features that do not relate directly to basic lending risks and costs. The Consolidated entity will adopt these amendments from 1 January 2026 and has not evaluated the impact of these amendments to the financial statements.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 10 Note 3. Critical accounting judgements, estimates and assumptions The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances. The resulting accounting judgements and estimates will seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities (refer to the respective notes) within the next financial year are discussed below. Lease liabilities for jet leases held by Rex Airlines Pty Ltd During the year ended 30 June 2025, a number of aircraft lease agreements were terminated early and the assets were returned to the respective lessors. As a result, certain unpaid rent, termination penalties and other lease recovery costs are payable in accordance with the lease agreements. The Group has applied its best estimate of the lease termination liability with reference to the relevant contractual provisions of the lease agreements and available information as at the reporting date. Assumptions have been made around the timing and nature of the re-leasing and sale of the returned aircraft by the lessors. Further information relating to the lease liability and the lease termination claims is set out in note 23. Allowance for expected credit losses for cadet loans The allowance for expected credit losses assessment for cadet loans the Group provided to pilots employed by the Group is based on 12-month expected credit loss. This assessment was made based on recent loan default rates and amounts. Where it is determined that credit risk has increased significantly, the loss allowance is based on the lifetime expected credit losses. The positions of the cadets individually and other information available at the time of preparation of the financial statements are considered in determining whether there was significant increase in credit risk, and the anticipated discounted cash inflows are considered in determining the expected credit loss to be recognised. The actual credit losses in future years may be higher or lower. Allowance for impairment of inventories The allowance for impairment of inventories assessment requires a degree of estimation and judgement. The level of the allowance is assessed by taking into account the net realisable value of the inventories with reference to the relevant market value. Refer to note 14 for written down value of inventories. Impairment of property, plant and equipment and right-of-use assets The Consolidated entity assesses impairment of property, plant and equipment and right-of-use assets at each reporting date by evaluating conditions specific to the Consolidated entity and to the particular asset that may lead to impairment. If an impairment trigger exists, the recoverable amount of the asset is determined. This is determined by the higher of the fair value less costs of disposals or value-in-use calculations, which incorporate a number of key estimates and assumptions. The value- in-use calculation requires the entity to estimate the future cashflows expected to arise from the cash-generating unit and a suitable discount rate in order to calculate present value. The fair value less costs of disposal calculation requires the entity to determine the amount obtainable from the sale of an asset or cash generating unit in an arm’s length transaction, less the costs of disposal. In this respect, fair value has been determined with reference to the observed market prices for assets of a similar type. In performing the impairment testing, the property, plant and equipment and right-of-use assets have been allocated to respective cash-generating units (note 19). Estimation of useful lives of assets The Consolidated entity determines the estimated useful lives and related depreciation and amortisation charges for its property, plant and equipment and finite life intangible assets. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down. In relation to aircraft and aircraft related assets, estimated useful lives are estimated based on limits stipulated by equipment manufacturers and usage rates.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 11 Note 4. Revenue Consolidated 2025 $'000 Revenue from contracts with customers - IFRS 15 Passenger revenue 281,275 Freight revenue 1,791 Charter revenue 3,317 Other passenger services and amenities revenue 1,966 Training revenue 10,093 Engineering services 1,330 299,772 Rental income - IFRS 16 Rental income (equipment) 169 Rental income (premises) 465 634 Other revenue Other 4,781 305,187 Disaggregation of revenue The disaggregation of revenue from contracts with customers is as follows: Consolidated 2025 $'000 Timing of revenue recognition Services transferred over time 10,093 Transport services transferred at a point in time 289,679 299,772 Accounting policy for revenue recognition Passenger revenue, charter services and freight services The Consolidated entity operates a number of air transport services: ● Passenger services ● Charter services ● Freight services Revenue from these services is recognised as revenue at the point in time when the transportation service is provided. For passenger services, the Group's performance obligation is to transport the passenger from origin to destination. Regular public transport ticket sales are generally paid for in advance of travel, and are recorded within deferred income, until recognised as revenue when the transportation occurs. Revenue is stated net of compensation for flight delays and cancellations, taking into consideration the level of expected claims. The Group estimates and recognises the impact for flight delays and cancellation at the point of flight delay or cancellation and performs reassessment at the end of each reporting period. For charter and freight services, the Company's performance obligation is to transport passengers or cargo from origin to destination. Revenue is recognized when the relevant transportation occurs or carriage of the freight is performed. Customers are invoiced monthly for services provided during the period. The value of passenger revenue which has been booked and paid for but not yet flown is recorded as unearned revenue under contract liabilities in the statement of financial position.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 4. Revenue (continued) 12 The reward points earned under the frequent flyer program (refer to note 21) provides customers with a material right to discounted future flights or upgrades. Transaction price is allocated to the reward points and the ticket sale based on their standalone selling prices at contract inception. The transaction price allocated to reward points is recognised as contract liability. The contract liability is released to revenue when the customers redeem the points for reward flights or upgrades, upon expiry of the points and based on the estimate of breakage. The points expire on a rolling 36-month basis from when they were earned if there is no ongoing activity. The Consolidated entity does not adjust the consideration for any effects of a significant financing component as it is expected at contract inception that the period between the transfer of goods and services and customer payments will be one year or less. Ancillary revenues which are not considered distinct from the travel component because they are not capable of being separable are recognised as part of passenger revenue. Training revenue The Consolidated entity operates a pilot academy, Australian Airline Pilot Academy (“AAPA”) which provides training services to the Group’s cadets as well as for external customers. The performance obligation is to deliver training over the course of the program. Revenue is recognised over time as training is delivered, as the customer simultaneously receives and consumes the benefits of the training services. Cadet loans (refer to note 13) are offered to the Group’s cadets which defer payment of a portion of the training service fees over a period of seven years from the date of the completion of the pilot training. These loans are interest bearing and are repaid over the service period. The interest on the cadet loans is recognised as finance income in the statement of profit or loss. Note 5. Salaries and employee-related costs Consolidated 2025 $'000 Wages, salaries and leave entitlements 120,519 Defined contribution expenses 9,894 Workers' compensation costs 1,366 131,779 Note 6. General administration costs Consolidated 2025 $'000 General costs 5,070 Administration costs 20,964 26,034 Note 7. Finance costs Consolidated 2025 $'000 Interest on convertible notes 5,219 Interest on Commonwealth loans 4,755 Interest on lease liabilities 308 10,282

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 13 Note 8. Depreciation and amortisation Consolidated 2025 $'000 Depreciation of property, plant and equipment 22,708 Depreciation of right-of-use assets 1,074 Amortisation of intangible assets 368 24,150 Note 9. Income tax Consolidated 2025 $'000 Income tax Deferred tax - origination and reversal of temporary differences 16,623 Aggregate income tax 16,623 Numerical reconciliation of income tax and tax at the statutory rate Loss before income tax from continuing operations (75,097) Loss before income tax from discontinued operations (22,923) (98,020) Tax effect amounts which are not deductible/(taxable) in calculating taxable income: Tax at the statutory tax rate of 30% (29,406) Share of NJE loss for the year 641 Capital losses not recognised (8,719) (37,484) Current year temporary differences not recognised 37,538 FRT disallowed amount derecognised 3,349 Tax losses brought forward derecognised 13,220 Income tax 16,623 The tax rate used in the above reconciliation is the corporate tax rate of 30% payable by Australian corporate entities on taxable profits under Australian tax law. There has been no change in the corporate tax rate during the current year. Consolidated 2025 $'000 Amounts credited directly to equity Deferred tax assets - Deferred tax liabilities (3,873) (3,873) Tax losses not recognised Unused tax losses for which no deferred tax asset has been recognised 259,344 Potential tax benefit @ 30% 77,803

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 9. Income tax (continued) 14 The above potential tax benefit for tax losses has not been recognised in the consolidated statement of financial position. These tax losses can only be utilised in the future if the continuity of ownership test is passed, or failing that, the same business test is passed. Consolidated 2025 $'000 Deferred tax assets not recognised Deferred tax assets not recognised comprises temporary differences attributable to: Provisions – employee benefits, other 7,652 Right-of-use assets 16,296 Payables 2,788 Amortisation of capital raising costs 91 Amortisation of business sale costs 3,525 Receivables 1,560 Leasehold improvements 272 Land & buildings 5,295 Property, plant and equipment 59 Total deferred tax assets not recognised 37,538 The above potential tax benefit, which excludes tax losses, for deductible temporary differences has not been recognised in the consolidated statement of financial position as the recovery of this benefit is uncertain. Consolidated 2025 $'000 Deferred tax assets 4,661 Deferred tax liabilities (4,661) Net deferred tax liabilities -

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 9. Income tax (continued) 15 Consolidated 2025 $'000 Deferred tax asset Deferred tax asset comprises temporary differences attributable to: Amounts recognised in profit or loss: Provisions - employee benefits, other 7,652 Right-of-use assets 16,296 Payables 2,788 Amortisation of capital raising costs 92 Amortisation of business sale costs 3,525 Receivables 1,560 Leasehold improvements 272 Land and buildings 5,295 Property, plant and equipment 3,495 Cumulative DTA on deductible temporary differences derecognised (36,314) Deferred tax asset 4,661 Movements: Opening balance 19,775 Credited to profit or loss 26,915 Reallocation to deferred tax assets 10,435 Unrecognised deferred tax assets (52,464) Closing balance 4,661 Consolidated 2025 $'000 Deferred tax liability Deferred tax liability comprises temporary differences attributable to: Amounts recognised in profit or loss: Inventories 4,661 Deferred tax liability 4,661 Movements: Opening balance 19,775 Credited to profit or loss (7,453) Credited to equity (3,873) Net deferred tax liability disposed of on disposal of Pel-Air (16,623) Remeasurement of deferred tax liability on inventories 2,400 Reallocation of deferred tax assets 10,435 Closing balance 4,661 Accounting policy for income tax The income tax expense or benefit for the period is the tax payable on that period's taxable income based on the applicable income tax rate for each jurisdiction, adjusted by the changes in deferred tax assets and liabilities attributable to temporary differences, unused tax losses and the adjustment recognised for prior periods, where applicable.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 9. Income tax (continued) 16 Deferred tax assets and liabilities are recognised for temporary differences at the tax rates expected to be applied when the assets are recovered or liabilities are settled, based on those tax rates that are enacted or substantively enacted, except for: ● When the deferred income tax asset or liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting nor taxable profits; or ● When the taxable temporary difference is associated with interests in subsidiaries, associates or joint ventures, and the timing of the reversal can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses. The carrying amount of recognised and unrecognised deferred tax assets are reviewed at each reporting date. Deferred tax assets recognised are reduced to the extent that it is no longer probable that future taxable profits will be available for the carrying amount to be recovered. Previously unrecognised deferred tax assets are recognised to the extent that it is probable that there are future taxable profits available to recover the asset. Deferred tax assets and liabilities are offset only where there is a legally enforceable right to offset current tax assets against current tax liabilities and deferred tax assets against deferred tax liabilities; and they relate to the same taxable authority on either the same taxable entity or different taxable entities which intend to settle simultaneously. Regional Express Holdings Limited (the 'head entity') and its wholly-owned Australian subsidiaries have formed an income tax consolidated group under the tax consolidation regime. Note 10. Discontinued operations Description The Group went into voluntary administration on 30 July 2024 due to ongoing financial challenges and operating losses. The administrators immediately commenced a process to sell all or part of the business. Following receipt of submissions from interested parties in late August 2024 the administrators determined which parts of the group would be disposed of through sale or by being abandoned. Disposal of Pel-Air On 23 December 2024 the Group disposed of its entire 100% equity interest in Pel-Air Aviation Pty Ltd, NAA Pty Ltd and VAA Pty Ltd (collectively referred to as ‘Pel-Air’) for total consideration of $55,000,000 (including loss on disposal). Pel Air’s net assets and operations ceased to be part of the Group on this date. As a separate major line of business to be disposed through a single co-ordinated plan, Pel-Air met the definition of a Discontinued Operation at the end of August 2024. Disposal of 50% interest in National Jet Express Pty Ltd (NJE) National Jet Express operates charter and contract jet services, primarily servicing resource sector customers. On 22 November 2024 the Group disposed of its entire 50% equity interest in NJE for a total consideration of $12,000,000 and recognised a loss on disposal of $1,329,000 (refer to note 33). Prior to disposal, the Group accounted for its interest in NJE as a joint venture using the equity method. As a separate major line of business to be disposed through a single co-ordinated plan, NJE met the definition of a Discontinued Operation in late September 2024. Abandonment of the domestic jet operations of Rex Airlines Pty Ltd (RAL) Prior to entering administration the Group had been carrying out domestic jet operations through its subsidiary, Rex Airlines Pty Ltd (RAL). Following appointment on 30 July 2024 the administrator immediately grounded the Domestic Jets and ceased domestic jet operations. Over the next two weeks the B737 aircraft were progressively handed back to lessors. Given the dependence of the domestic jet operations on the B737 aircraft the return of these assets to lessors resulted in the abandonment of the domestic jet operations as a major line of business. As a separate major line of business that had been abandoned, the Domestic Jet Operations met the definition of a Discontinued Operation in August 2024.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 10. Discontinued operations (continued) 17 RAL Pel-Air and NJE Total 2025 2025 2025 Financial performance information - 2025 $'000 $'000 $'000 Revenue 26,584 34,426 61,010 Other income 2,308 384 2,692 Loss on Jet lease termination (34,385) - (34,385) Other operating expenses (45,916) (29,935) (75,851) Total expenses (80,301) (29,935) (110,236) (Loss)/gain before share of results of joint venture, disposal gain/(loss) and income tax (51,409) 4,875 (46,534) Share of results of NJE (Joint Venture) - (2,317) (2,317) Loss on disposal of NJE (Joint Venture) - (1,329) (1,329) Gain on disposal of Pel-Air - 27,257 27,257 Total - 23,611 23,611 (Loss)/gain before income tax (51,409) 28,486 (22,923) Income tax - - - (Loss)/gain after income tax (51,409) 28,486 (22,923) Loss after income tax from discontinued operations (51,409) 28,486 (22,923) Cash flow information excluding the proceeds from disposal of discontinued operations Consolidated 2025 $'000 Net cash used in operating activities (15,720) Net cash from investing activities 8,945 Net cash from financing activities 10,590 Net increase in cash and cash equivalents from discontinued operations 3,815 Accounting policy for discontinued operations and assets held for sale The Group recognises a subsidiary or business unit it has disposed of as a discontinued operation if it represents a separate major line of business or geographical area of operations individually or in aggregate. Disposal can occur either through sale or abandonment. A subsidiary or business unit is classified as a discontinued operation when it meets the criteria to be classified as held for sale or once it has been abandoned. Discontinued operations are excluded from the results of continuing operations and are presented as a single amount as profit or loss after tax from discontinued operations in the statement of profit or loss. Cash flows from discontinued operations are included in the consolidated statement of cash flows and are disclosed separately. The Group includes proceeds from disposal in cash flows from discontinued operations. Note 11. Disposal of subsidiary As referred to in note 10, on 23 December 2024 the Group disposed of its interest in Pel-Air.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 11. Disposal of subsidiary (continued) 18 The net assets of Pel-Air at the date of disposal were as follows: 23 December 2024 $'000 Cash and cash equivalents 7,620 Property, plant and equipment 170,579 Other assets 8,048 Current liabilities (6,707) Long term debts and other liabilities (151,775) Net assets disposed of 27,765 Gain on disposal 27,257 Total consideration 55,022 Satisfied by: Cash and cash equivalents at closing 53,022 Deferred consideration received during the period 2,000 Total consideration received 55,022 Net cash inflow arising on disposal: Consideration received in cash and cash equivalents 55,022 Less: cash and cash equivalents disposed of (7,620) 47,402 There were no disposals made in the year ended 30 June 2024. The impact of Pel-Air on the Group's results in the current year is disclosed in note 10. The gain on disposal is included in the profit for the year from discontinued operations (refer to note 10). Note 12. Cash and cash equivalents Consolidated 2025 $'000 Current assets Cash and bank balances 19,439

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 19 Note 13. Trade and other receivables Consolidated 2025 $'000 Current assets Trade receivables 5,391 Sundry debtors and receivables 2,766 Cadet loans 1,182 Less: Allowance for expected credit losses (819) 8,520 Non-current assets Cadet loans 5,391 Less: Allowance for expected credit losses (639) 4,752 13,272 Trade receivables are non-interest bearing and are generally on 30 day terms. The Group measures the loss allowance for trade receivables at an amount equal to expected credit losses (ECL). The ECL on trade receivables are estimated using a provision matrix by reference to overdue date, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. The allowance for expected credit losses assessment for cadet loans the Group provided to pilots employed by the Group is based on 12-month expected credit loss. This assessment was made based on recent loan default rates and amounts. Where it is determined that credit risk has increased significantly due to Voluntary Administration, the loss allowance is based on the lifetime expected credit losses. The positions of the cadets individually and other information available at the time of preparation of the financial statements are considered in determining whether there was significant increase in credit risk, and the anticipated discounted cash inflows are considered in determining the expected credit loss to be recognised. The actual credit losses in future years may be higher or lower. The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over two years past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities. Before accepting new customers, the Group assesses the potential customer's credit quality and defines credit limits by customer. Limits attributed to customers are reviewed regularly. Majority of the Group’s revenue is derived from sales made through credit cards where counterparties are either banks or credit card companies.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 13. Trade and other receivables (continued) 20 Allowance for expected credit losses The carrying amounts include the trade receivables and cadet loans only. There is no expected credit loss recognised on the sundry debtors and receivables. The ageing of the receivables and allowance for expected credit losses provided for above are as follows: Expected credit loss rate Carrying amount Allowance for expected credit losses 2025 2025 2025 Consolidated % $'000 $'000 Current 6.28% 10,152 638 1- 60 days past due 21.20% 387 82 61 - 90 days past due 56.70% 95 54 91 days or more past due 51.40% 1,330 684 11,964 1,458 Movements in the allowance for expected credit losses are as follows: Consolidated 2025 $'000 Opening balance 100 Additional provisions recognised * 1,358 Closing balance 1,458 * A number of debtors to the value of $1,272,000 was written off directly and was not recorded through the provision. Note 14. Inventories Consolidated 2025 $'000 Current assets Consumable spares 32,098 Less: Allowance for impairment (13,217) 18,881 During the year ended 30 June 2025 an allowance for inventories of the amount $5,216,000 was recognised in the profit or loss based on the accounting policy below. The carrying value of the inventories written down during the year ended 30 June 2025 were $18,881,000. Accounting policy for inventories Inventories are valued at the lower of cost and net realisable value. Cost of inventories is determined on a first in first out basis. Net realisable value represents the estimated selling price less all estimated costs of completion and costs necessary to make the sale, or replacement cost price in relation to the consumables.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 21 Note 15. Other financial assets Consolidated 2025 $'000 Current assets Term deposits - at amortised cost 2,841 Non-current assets AUD Term deposits - at amortised cost 4,472 USD Term deposits - at amortised cost 2,551 Deposit for credit card merchant service 7,000 14,023 16,864 The AUD and USD term deposits are held by a major Australian bank as collateral under the terms of certain financing and merchant facilities. Subject to Westpac's approval to the release of this collateral, the term deposits can be cancelled within 31 days. The AUD and USD term deposits are restricted as at 30 June 2025. The Group had $7,000,000 in deposits held by its credit card merchant services provider. The amount serves as collateral for the merchant provider. The deposit is non‑interest bearing and is required to be maintained for the remaining duration of the merchant services agreement. The Group does not have the right to utilise these funds for operating purposes. Note 16. Assets held for sale Consolidated 2025 $'000 Current assets Engineering inventory 1,010 Engineering rotables assets 2,994 Property, plant and equipment 218 Right-of-use assets 74 Sydney Hangar building 2,000 6,296 As at 30 June 2025 the Sydney Hangar building met the requirements to be classified as held for sale and was written down to its fair value of $2,000,000. Refer to note 10 for accounting policy for discontinued operations and assets classified as held for sale.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 22 Note 17. Property, plant and equipment Consolidated 2025 $'000 Non-current assets Aircraft - at cost 103,449 Less: Accumulated depreciation (59,086) Total aircraft 44,363 Land and buildings - at cost 48,040 Less: Accumulated depreciation (11,537) Less: Impairment (16,743) 19,760 Engines - at cost 17,899 Less: Accumulated depreciation (6,348) 11,551 Rotable assets - at cost 75,172 Less: Accumulated depreciation (52,052) Less: Impairment (2,082) 21,038 Other - at cost 23,002 Less: Accumulated depreciation (19,886) 3,116 99,828

Regional Express Holdings Limited
Notes to the financial statements
30 June 2025

Note 17. Property, plant and equipment (continued)

Reconciliations
Reconciliations of the written down values at the beginning and end of the current financial year are set out below:

Consolidated	Aircraft $'000	Aircraft under construction $'000	Land and buildings $'000	Engines $'000	Rotable assets $'000	Other $'000	Total $'000
Balance at 1 July 2024	190,038	35,764	55,678	12,693	32,003	9,289	335,465
Additions	2,721	-	125	7,361	24,716	402	35,325
Disposals on discontinued operations	(170,235)	-	-	(6,078)	(10,858)	(2,498)	(189,669)
Disposals on continuing operations	-	-	(14,156)	(442)	(11,603)	(66)	(26,267)
Reclassifications	35,764	(35,764)	-	-	-	-	-
Reclassification of assets held for sale on discontinued operations	-	-	-	-	(2,994)	(218)	(3,212)
Reclassification of assets held for sale on continuing operations	-	-	(2,000)	-	-	-	(2,000)
Impairment of assets on discontinued operations	-	-	-	-	(2,156)	(1,356)	(3,512)
Impairment of assets held for sale on continuing operations	-	-	(16,743)	-	-	-	(16,743)
Depreciation expense on discontinued operations	(5,376)	-	-	(369)	(771)	(335)	(6,851)
Depreciation expense on continuing operations	(8,549)	-	(3,144)	(1,614)	(7,299)	(2,102)	(22,708)
Balance at 30 June 2025	44,363	-	19,760	11,551	21,038	3,116	99,828

Accounting policy for property, plant and equipment
Land and buildings, plant and equipment, rotable assets, leasehold improvements and equipment under lease are stated at cost less accumulated depreciation and impairment. Refer to note 19 for further information on impairment of assets. Cost includes expenditure that is directly attributable to the acquisition of the item. In the event that settlement of all or part of the purchase consideration is deferred, cost is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

Depreciation is calculated on a straight-line basis to write off the net cost of each item of property, plant and equipment (excluding land) over their expected useful lives to its estimated residual value. The rates applied are as follows:

Class of asset	*Expected useful life*
Aircraft	10 to 46 years
Buildings	20 to 40 years
Leasehold improvements	Over the unexpired lease period
Engines	10 to 20 years
Rotable assets	5 to 20 years
Other	4 to 10 years

The residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each reporting date.

Leasehold improvements are depreciated over the unexpired period of the lease or the estimated useful life of the assets, whichever is shorter.

An item of property, plant and equipment is derecognised upon disposal or when there is no future economic benefit to the Consolidated entity. Gains and losses between the carrying amount and the disposal proceeds are taken to profit or loss.

23

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 24 Note 18. Right-of-use assets Consolidated 2025 $'000 Non-current assets Buildings - right-of-use 6,438 Less: Accumulated depreciation (2,551) 3,887 Reconciliations Reconciliations of the written down values at the beginning and end of the current financial year are set out below: Aircraft leases Buildings Total Consolidated $'000 $'000 $'000 Balance at 1 July 2024 108,784 7,926 116,710 Additions - 1,087 1,087 Disposals (107,204) (3,799) (111,003) Impairment of assets on discontinued operations - (75) (75) Classified as held for sale (note 16) - (74) (74) Depreciation expense on discontinued operations (1,580) (104) (1,684) Depreciation expense on continuing operations - (1,074) (1,074) Balance at 30 June 2025 - 3,887 3,887 Aircraft leases On 30 July 2024 the Group entered into voluntary administration which caused it to default on its aircraft leases (note 10) domestic jet operations. The leased aircraft were subsequently handed back to the lessors and the related right-of-use assets were derecognised. Refer to note 23 for further details on the impact of the related lease liabilities. Building leases The consolidated entity leases properties for operational use. The lease agreements have terms between three to forty years with, in some cases, options to extend. The leases have various escalation clauses. On renewal, the terms of the leases are renegotiated. During the year ended 30 June 2025, the Group disposed of a property which had been self-occupied as an office premise and leased it back. A gain on disposal of the asset amounting to $3,727,000 was recognised in profit or loss. The portion of the gain related to the Group's retained interest in the right-of-use asset was deferred. The remaining deferred gain as at 30 June 2025 amounted to $246,000. Accounting policy for right-of-use assets A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset. Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Consolidated entity expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities. The Consolidated entity has elected not to recognise a right-of-use asset and corresponding lease liability for short-term leases with terms of 12 months or less and leases of low-value assets. Lease payments amounting to $1,372,000 on these assets are expensed to profit or loss as incurred.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 18. Right-of-use assets (continued) 25 Sale and leaseback A sale and leaseback transaction is one where the Group sells an asset and immediately reacquires the use of the asset by entering into a lease with the buyer. For sale and leaseback, any profit from the sale is deferred and amortised over the lease term. Note 19. Impairment of assets The Group’s Cash Generating Units (CGUs) for assessing the carrying value of the Group’s assets are as follows: For the year ended 30 June 2025: (A) Rex CGU (regional routes operations) The recoverable amounts of the individual assets within the Rex CGU have been determined using fair value less costs of disposal ('FVLCD'). These values were higher than the individual assets’ carrying values and as such no impairment was required as at 30 June 2025. The valuation approach is based on sale transactions of the types of assets within the Rex CGU. (B) Training CGU The recoverable amounts of the individual assets within the Training CGU have been determined using fair value less costs of disposal ('FVLCD'). These values were higher than the individual assets’ carrying values and as such no impairment was required as at 30 June 2025. The valuation approach is based on sale transactions of the types of assets within the Training CGU. Note 20. Trade and other payables Consolidated 2025 $'000 Current liabilities Trade payables 84,654 Related party payables (note 33) 524 Funds advanced under Fair Entitlements Guarantee (FEG) Program for staff entitlements 7,427 Accrued expenses 21,795 Pay-as-you-go tax 1,152 Defined contribution payable for employee benefits 2,206 Goods and Services Tax (GST) payable 6,742 Other payables 452 124,952 Trade payables are non-interest bearing and are normally settled on 7 to 30-day terms. Accrued expenses and GST payables are non-interest bearing and have an average term of 7 to 30 days. Employee expense related payables are non-interest bearing and have an average term of 30 days. The Government, under the FEG has advanced $7,427,000 directly to the employees that were made redundant under Rex voluntary administration as RAL ceased operations. The funds advanced under FEG are not interest-bearing. The Group has an obligation to repay these funds to the Government. Accounting policy for trade and other payables These amounts represent liabilities for goods and services provided to the Consolidated entity prior to the end of the financial year and which are unpaid. Due to their short-term nature they are measured at amortised cost and are not discounted.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 26 Note 21. Contract liabilities Consolidated 2025 $'000 Current liabilities Unearned passenger and charter revenue 59,207 Unearned training revenue 19 Unearned revenue for customer loyalty program 4,165 63,391 Reconciliation Reconciliation of contract liabilities movement: Opening balance 61,673 Payments received in advance 291,659 Transfer to revenue - included in the opening balance (41,921) Transfer to revenue (248,020) Closing balance 63,391 Unsatisfied performance obligations The aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied at the end of the reporting period was $63,391,000 as at 30 June 2025. The unearned revenue in relation to the cancelled flights due to the cessation of the domestic routes operations during the year were included in contract liabilities. Unearned revenue at 30 June 2025 includes $28,376,000 in respect of cancelled flights and terminated routes due to the cessation of the domestic route operations during the year and were recognised in the Group’s subsidiary, RAL. Subsequent to year-end RAL was placed in liquidation, refer to going concern section in note 2 for further details. The summary of contract liabilities that will be recognised as revenue in future periods is as follows: Consolidated 2025 $'000 Within 6 months 30,609 6 to 12 months 241 Over 12 months - customer loyalty program 4,165 Unearned revenue on cancelled flight on terminated routes - discontinued operations 28,376 63,391 Accounting policy for contract liabilities Contract liabilities represent the Consolidated entity's obligation to transfer goods or services to a customer and are recognised when a customer pays consideration, or when the Consolidated entity recognises a receivable to reflect its unconditional right to consideration (whichever is earlier) before the Consolidated entity has transferred the goods or services to the customer. The transaction price allocated to reward points under the frequent flyer program is recognised as contract liability. The contract liability is released to revenue when the customers redeems the points for reward flights or upgrades, upon expiry of the points and based on the estimate of breakage.

Regional Express Holdings Limited
Notes to the financial statements
30 June 2025

Note 22. Borrowings

	Consolidated 2025 $'000
Current liabilities	
Commonwealth government loan facility	85,961

Reconciliation in financing movements:
Reconciliation of changes in liabilities arising from financing activities including borrowings and lease liabilities (note 23):

	Bank loans	Convertible notes	Commonwealth government loan	PAG loan	Lease liability	Total
	$'000	$'000	$'000	$'000	$'000	$'000
Balance at 1 July 2024	154,850	116,778	-	-	146,316	417,944
Proceeds	597	-	39,926	20,000	-	60,523
Repayments	(9,542)	(80,885)	(8,300)	(14,741)	(2,907)	(116,375)
Disposal of subsidiaries	(145,905)	-	-	-	-	(145,905)
Termination of RAL leases	-	-	-	-	(136,973)	(136,973)
Liability for termination of RAL leases	-	-	-	-	51,395	51,395
Additions	-	-	-	-	1,548	1,548
Assignment of debt	-	(44,158)	50,000	(5,842)	-	-
Interest accrual	-	5,045	4,335	583	-	9,963
Changes in fair values	-	3,220	-	-	-	3,220
Foreign exchange variances	-	-	-	-	(2,556)	(2,556)
Balance at 30 June 2025	-	-	85,961	-	56,823	142,784

The Group has elected to present cash flows incurred on behalf of the Group on a gross basis instead of a net basis in the cash flow statement.

(i) Convertible notes
On 29 January 2021, the Group entered into an agreement with PAGAC Regulus Holding Pte Ltd (PAG) to issue up to $150,000,000 first-ranking senior secured convertible notes to be used to support the launch of the Group's domestic major city jet operations being the operations undertaken by RAL.

The convertible notes entitled the holders to 4% interest p.a. (payable quarterly in arrears) which could be capitalised against the convertible notes. The conversion price was $1.50 per share (subject to anti-dilution adjustments), each share being a fully paid ordinary share in Rex. Either PAG or Rex was eligible to elect to extend the convertible notes by one year by giving notice at least 20 business days prior to the end of the Initial Term being five years from the initial draw date. If PAG elected to extend then no interest would be payable by Rex for the extended term. If Rex elected to extend then the interest terms in the original convertible notes would continue to apply.

27

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 22. Borrowings (continued) 28 The Group classified the convertible notes entirely as a financial liability and designated the whole instrument as fair value through profit or loss due to the existence of embedded derivatives which were not considered to be closely related to the debt host. In accordance with IFRS 9 changes in the Group’s own credit risk were not included in profit or loss but were recognised in reserves in the Revaluation Reserve. At 1 July 2024 the carrying value of the convertible notes, including embedded derivatives, was $116,778,000. The Group recognised a loss of $3,220,000 in other comprehensive income, being the excess of the fair value of $120,000,000 at 30 July 2024 over the 1 July 2024 carrying amount of $116,778,000, representing the change in fair value due to changes in own credit risk during that period. (ii) Rights to warrants The convertible notes issued by the Group were accompanied by rights to warrants which entitled the note holders to either notes on the undrawn convertible note loan balance or additional warrants subject to certain conditions and were accounted for as a separate derivative financial liability. At 1 July 2024 the fair value of the derivative financial liability in respect of the rights to warrants was $347,000. The rights to warrants expired on the assignment of convertible notes to the Commonwealth of Australia in November 2024 with no subsequent changes in fair value (see discussion in (iii) below) and the liability previously recognised at 1 July 2024 was recognised in the profit and loss. (iii) Default on Convertible Notes, partial settlements, and assignment to the Commonwealth of Australia The commencement of voluntary administration on 30 July 2024 constituted an event of default under the terms of the Convertible Notes, resulting in the Convertible Notes becoming immediately repayable at face value together with accrued interest. Furthermore, the interest rate increased to 12% per annum in accordance with the terms of the Convertible Notes. On 30 July 2024, the Group also obtained a separate $20,000,000 secured loan from PAG ("PAG loan"), bearing interest initially at 12% per annum, which did not contain any equity‑linked features. The interest rate decreased to 4.4% per annum on 11 November 2024. Between October 2024 and March 2025, $80,885,000 of the Convertible Notes were repaid from proceeds of non‑core asset disposals comprising $75,840,000 of principal repayment and $5,045,000 of accrued interest. Further, $14,740,000 was repaid to settle the PAG loan, comprising of $14,158,000 of principal repayment and $583,000 of accrued interest. The accrued interest on each loan was included in the carrying amount of each respective loan prior to repayment. On 11 November 2024, the Group, PAG and the Commonwealth of Australia (the ‘Commonwealth’) entered into an Assignment, Novation and Amendment Deed, pursuant to which the Commonwealth assumed PAG’s rights and obligations in respect of $50,000,000 of PAG’s obligation, comprising $44,158,000 in Convertible Notes and $5,842,000 in the PAG loan. The remaining outstanding balances on the Convertible Notes and the PAG Loan between the Group and PAG were ultimately repaid through the proceeds from asset disposals noted above. Under the novation, all conversion rights and warrant‑related obligations were irrevocably extinguished. The Commonwealth Facility has a maturity date of 31 December 2025 and is interest bearing at 12% per annum, payable monthly. Details for the restructuring of the Commonwealth loan after year end is set out in the going concern disclosure in note 2. The amendment and novation resulted in a substantial modification under IFRS 9 due to the removal of equity features and fundamental changes to repayment terms. Accordingly, the Group: ● derecognised the Convertible Notes liability assigned to the Commonwealth; and ● recognised an additional financial liability at a fair value of $50,000,000 as part of the Commonwealth government loan facility amount. (iv) Commonwealth government loan facility On 11 November 2024, in addition to the $50,000,000 assignment from PAG, the Commonwealth provided a financing facility of $80,000,000 to the Group pursuant to the execution of the Commonwealth Facility Agreement entered into by the Department of Infrastructure, Transport, Regional Development, communications, Sport and the Arts and the Group which was amended in June 2025 increasing the financing facility limit to $160,000,000. The contractual rate of interest is 12% and the loan facility and any accrued interest are repayable on or before 31 December 2025. Since entering into the Commonwealth loan facility, the Group have drawn down $39,926,000 and repaid $8,300,000. The borrowings balance outstanding at 30 June 2025 is comprised of $81,626,000 drawn on the Commonwealth loan facility and $4,335,000 of accrued interest which has been capitalised in accordance with the facility agreement.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 22. Borrowings (continued) 29 Assets pledged as security The government loan facility is secured by a general security deed over the Group's property, plant and equipment, inventories and cash and bank balances. Financing arrangements Unrestricted access was available at the reporting date to the following lines of credit: Consolidated 2025 $'000 Total facilities Commonwealth government loan facility 160,000 Used at the reporting date Commonwealth government loan facility 85,961 Unused at the reporting date Commonwealth government loan facility 74,039 Note 23. Lease liabilities Consolidated 2025 $'000 Current liabilities Lease liability for Jet Leases under RAL 51,395 Lease liability - other 1,412 52,807 Non-current liabilities Lease liability 4,016 56,823 2025 $'000 Lease commitments Committed at the reporting date and recognised as liabilities, payable: Not later than one year 53,294 Later than one year and not later than two years 668 Later than two year and not later than five years 1,481 Later than five years 3,243 Total commitment 58,686 Less: Future finance charges (1,863) Net commitment recognised as liabilities 56,823 The Group leases aircraft, properties and delivery trucks for operations use, lease terms vary from 3 to 40 years.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 23. Lease liabilities (continued) 30 RAL Lease liabilities and lessors claims During the year ended 30 June 2025, the lease agreements in relation to the aircraft operated by RAL were terminated early and the aircraft were returned to the respective lessors. As a result, certain unpaid rent, termination penalties and other lease recovery costs are payable in accordance with the lease agreements. The Group has applied its best estimate in determining lease termination liability with reference to the relevant contractual terms of the lease agreements and available information as at the reporting date. A lease liability of $51,395,000 in relation to the returned aircraft has been recognised in the statement of financial position as at 30 June 2025. While the Group was under voluntary administration, the lessors submitted claims to the administrators amounting to $171,700,000. The Group has not recognised the full amount of lessors’ claims submitted at 30 June 2025 as it believes that no amounts in excess of the liability recognised were contractually payable by the Group at that date. As outlined in the discussion related to Going Concern in note 2, subsequent to year end RAL ceased to be a subsidiary of the Group and the DOCA released the remaining Group companies from all claims to RAL or from RAL creditors with respect to the outstanding lease related liabilities and contingent liability claims. Accounting policy for lease liabilities A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Consolidated entity's incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred. Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down. Note 24. Employee benefits Consolidated 2025 $'000 Current liabilities Annual leave 8,082 Long service leave 4,828 Employee retention schemes 1,193 14,103 Non-current liabilities Long service leave 1,098 Employee retention schemes 1,051 2,149 16,252 Accounting policy for employee benefits Short-term employee benefits Liabilities for wages and salaries, including non-monetary benefits, annual leave and long service leave expected to be settled wholly within 12 months of the reporting date are measured at the amounts expected to be paid when the liabilities are settled.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 24. Employee benefits (continued) 31 Other long-term employee benefits The liability for long service leave not expected to be settled within 12 months of the reporting date are measured at the present value of expected future payments to be made in respect of services provided by employees up to the reporting date using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the reporting date on high quality corporate bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash outflows. Note 25. Provisions Consolidated 2025 $'000 Current liabilities Provision for claim 4,868 Provision for claim The provision represents a claim related to historic spare parts purchases which was settled in September 2025. Movements in provisions Movements in each class of provision during the current financial year, other than employee benefits, are set out below: Provision for claim Consolidated - 2025 $'000 Carrying amount at the start of the year 4,868 Carrying amount at the end of the year 4,868 Accounting policy for provisions Provisions are recognised when the Company has a present (legal or constructive) obligation as a result of a past event, it is probable the Company will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation. The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the reporting date, taking into account the risks and uncertainties surrounding the obligation. If the time value of money is material, provisions are discounted using a current pre-tax rate specific to the liability. The increase in the provision resulting from the passage of time is recognised as a finance cost. Note 26. Issued capital and treasury shares Consolidated 2025  2025  Shares $'000 Ordinary shares - fully paid 114,849 77,028 Treasury shares - (487) Movements in ordinary share capital Details Date Shares Issue price $'000 Balance 1 July 2024 114,241 77,028 New shares issued 608 $0.00 - Balance 30 June 2025 114,849 77,028

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 26. Issued capital and treasury shares (continued) 32 Movements in treasury shares Details Date $'000 Balance 1 July 2024 (487) Balance 30 June 2025 (487) Ordinary shares Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the Company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the Company does not have a limited amount of authorised capital. On a show of hands every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote. Treasury shares Treasury shares account represents shares owned by the Group, which are eventually granted to employees. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Note 27. Reserves Consolidated 2025 $'000 Other reserve 1,764 Movements in reserves Movements in each class of reserve during the current and previous financial year are set out below: Cash flow hedge revaluation reserve Revaluation reserve Other reserve Total Consolidated $'000 $'000 $'000 $'000 Balance at 1 July 2024 9,037 3,394 1,590 14,021 Revaluation of cash flow hedges, net of tax (9,037) - - (9,037) Revaluation of financial instruments - (3,220) - (3,220) Settlement of convertible note - (174) 174 - Balance at 30 June 2025 - - 1,764 1,764 Cash flow hedge revaluation reserve Cash flow hedge revaluation reserve represents fair value of cash flow hedges recognised through other comprehensive income. The cumulative deferred gain or loss on the cash flow hedge is recognised in profit or loss when the hedged transaction impacts profit or loss, or is included as a basis adjustment to the non-financial hedged item, consistent with the applicable accounting policy. Revaluation reserve Revaluation reserve represents fair value movements of financial instruments eligible to be recorded through other comprehensive income. Other reserve Other reserve is used from time to time to transfer profits from accumulated losses.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 33 Note 28. Dividends There were no dividends paid, recommended or declared during the current financial year. Note 29. Financial instruments (a) Capital risk management The Company entered voluntary administration on 30 July 2024. On 14 November 2025, a Deed of Company Arrangement (DOCA) was executed to facilitate the restructuring of the Company's affairs. On 18 December 2025, the DOCA was completed when the Company was acquired by Air T Inc. Following this acquisition, the Company emerged from voluntary administration and returned to normal operations under new ownership. Capital risk management objectives Following the acquisition by Air T, Inc., the Company's objectives when managing capital are to: ● Support business operations and future growth as part of the Air T, Inc. group ● Maintain financial stability under the new ownership structure ● Systematically repay outstanding debt to reduce the overall cost of capital ● Safeguard its ability to continue as a going concern ● Provide returns to the parent company while maintaining adequate resources for operations Near-term funding requirements The Company expects to incur additional debt over the next 18 months from balance sheet date to support ongoing operations, working capital requirements, and business stabilization following the completion of the DOCA. This short-term increase in debt is anticipated as part of the Company's transition to sustainable operations. The Group’s interest-bearing liabilities and other facilities are set out in note 22. (b) Financial risk management objectives The Group is exposed to foreign exchange, credit risk and liquidity risk. Up until the Group went into voluntary administration, management of these risks was governed by the Group’s policy approved by the Board of Directors, which provides written principles on the management of financial risks. The Group is being managed according to policies approved by the board. The Group does not enter into trade financial instruments, including derivative financial instruments, for speculative purposes. The Treasury function, which co-ordinates the hedging of financial risks from time to time, is managed by the Group's Corporate Services Department. (c) Foreign currency risk management The Group is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US Dollar (USD) transactions. Foreign exchange risk arises from commercial transactions and recognised assets and liabilities denominated in a currency that is not the entity’s functional currency. The Group may use forward foreign exchange contracts to hedge exposure to movements in the currency from time to time. There are nil forward contracts outstanding at the end of the period. The Group’s outstanding foreign currency denominated exposure as at 30 June 2025 are as follows: ● Great British Pound: 5,000 ● Euro: 36,000 ● US Dollar: 4,243,000 (d) Fuel price risk management The Group is exposed to movements in the price of aviation fuel. The Group has currently decided to accept market pricing and not to enter into jet fuel swap contracts to hedge exposures to market movements. (d) Interest rate risk management The Group's exposure to interest rates on financial assets and financial liabilities as at 30 June 2025 are detailed in the liquidity risk management section of this note.

Regional Express Holdings Limited
Notes to the financial statements
30 June 2025

Note 29. Financial instruments (continued)

(e) Credit risk management
Since enabling the 3-D Secure protocol in February 2023 as an additional layer of security for online credit and debit card transactions, the Group has not experienced material credit card chargeback amounts, which are typically the result of credit card fraud.

The Group has identified credit risk arising from the inability to fully recover loans advanced to cadets. A provision for expected credit losses has been recognised, calculated based on the outstanding loans where the cadet are no longer an employee.

The Group is also exposed to credit risk from its merchant services provider, which holds deposits to cover credit card prepayment risk; however, as the provider is one of the largest merchant services providers globally, this risk is considered to be low.

The Group holds its cash and term deposits with a major Australian bank and as such the credit risk associated with these balances is considered to be low.

Apart from the above, the Group does not have any significant credit risk exposure to any single counterparty or any group of counterparties.

(f) Liquidity risk management
On 30 July 2024, the Company entered voluntary administration and administrators were appointed.

As a consequence of the voluntary administration:
- The directors' powers to manage the Company's business, property and affairs were suspended and were exercised by the administrators
- Normal liquidity risk management practices have been superseded by the administration process

Liquidity and interest rate risk tables
The following tables detail the Group's remaining contractual maturity for its non-derivative financial liabilities. The amounts disclosed are based on the contractual undiscounted principal and interest cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

2025	Weighted average interest rate %	1 year or less $'000	Between 1 and 2 years $'000	Between 2 and 5 years $'000	Over 5 years $'000	Total contractual maturities $'000
Non-derivatives						
Non-interest bearing						
Trade payables	-	84,654	-	-	-	84,654
Other payables	-	40,298	-	-	-	40,298
Interest-bearing - fixed rate						
Commonwealth government loan facility	12.00%	85,961	-	-	-	85,961
Total non-derivatives		210,913	-	-	-	210,913

(g) Fair value of financial instruments
The Directors consider that the carrying amounts of the financial assets and financial liabilities recorded at the amortised cost in the financial statements approximate their fair values.

34

Regional Express Holdings Limited
Notes to the financial statements
30 June 2025

Note 30. Key management personnel disclosures

Compensation
The aggregate compensation made to Directors and other members of key management personnel of the Consolidated entity is set out below:

	Consolidated 2025 $'000
Short-term employee benefits	2,733
Post-employment benefits	275
Other long-term benefits	47
Compensation to administrators	28,115
	31,170

All members of the Management Committee are classified as key management personnel.

Management Incentive Scheme
In 2021, the Group established the Management Incentive Scheme (MIS) to incentivise employees to generate shareholder wealth and to align the interests of the employees with those of the shareholders. The Company has granted equity settled performance rights that entitle the link between the MIS and shareholder wealth. Under the MIS, the performance conditions are assessed by the Remuneration Committee each year and at the next meeting immediately after the end of the performance period. If the performance conditions are met, the employees are granted shares in the Company proportionate to the level of performance achieved. If the minimum performance hurdles are not met, no shares are granted. At each reporting end the number of performance rights that will eventually vest are estimated and revised if required. For the year ended 30 June 2025 this resulted in $nil share based payment expense.

Performance Condition
The number of Performance Rights that vest will be determined by the remuneration committee based on participant performance.

During the year, all performance-based vesting conditions were not met.

The table below summarises the number of performance rights granted under the MIS. There was no movement during the year.

Year ending	Opening balance	Grant date	Number of performance rights granted	Exercised during the year	Lapsed during the year	Closing balance
30/06/2021	-	06/05/2021	10,000,000	-	-	10,000,000
30/06/2022	10,000,000		-	-	-	10,000,000
30/06/2023	10,000,000		-	-	-	10,000,000
30/06/2024	10,000,000		-	-	-	10,000,000
30/06/2025	10,000,000		-	-	-	10,000,000

Upon the execution of DOCA on 14 November 2025, the Group's existing Management Incentive Scheme was terminated in full. All outstanding awards under these schemes were cancelled, and no replacement awards were issued by either the Group or Air T, Inc.

Note 31. Contingent liabilities and assets

As at the date of this report, the Australian Securities and Investments Commission (ASIC) has initiated proceedings against Regional Express Holdings Limited and former directors of the Company. ASIC is seeking penalties for a contravention of continuous disclosure requirements but has confirmed it will not seek pecuniary penalties against the company. The matter has been listed for trial commencing 18 May 2026. At the date of this report there is not sufficient information to estimate any future costs to the company related to this matter.

35

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 31. Contingent liabilities and assets (continued) 36 Refer to note 23 for disclosures around claims received from lessors related to lease liabilities. There are no other contingent liabilities or contingent assets as at 30 June 2025. Note 32. Commitments Refer to note 23 for disclosures around commitments related to lease liabilities and refer to note 15 for disclosures around term deposits. The Group has no other commitments as at 30 June 2025. Note 33. Related party transactions Ultimate parent entity Air T, Inc. is the ultimate parent entity at the date of these financial statements. Parent entity Regional Express Holdings Limited is the parent entity. Equity interests in subsidiaries, joint ventures and associates Details of interests in subsidiaries are disclosed in note 34 to the consolidated financial statements. Key management personnel Disclosures relating to key management personnel are set out in note 30. Transactions with related parties The Branksome Residences Pty Ltd (Branksome), a related entity of the Chairman, provides hotel, conference and venue hire services to the Group. The Chairman resigned on 5 June 2024. Total purchases from Branksome, mainly pax meals and room hire for aircrew, were $671,000 during the year. In addition, the Group provided administrative services to Branksome and Greatland Development Pty Ltd, a related entity of the chairman. The total earned by the Group from these entities was $57,000. The transactions were made on normal commercial terms and conditions and at market rates. National Jet Express ('NJE') was a jointly controlled entity of the Group. Lim Kim Hai (director and shareholder of the Company) and Thian Song (shareholder of the Company) owned 30% and 20% of interest in NJE respectively. Lim Kim Ha ceased to be a director of the Company on 17 December 2025. NJE obtained aircraft charter services from Pel-Air Aviation Pty Ltd of $1,354,000 during the year. Rex invoiced $1,181,000 for supportive services provided and $433,000 for catering services provided. The transactions were made on normal commercial terms and conditions and at market rates. During the year, the Group disposed of its 50% equity interest in NJE to the existing owners of other 50% equity interest in NJE for a consideration of $12,000,000 and recognised a loss on disposal of $1,329,000. The Group's interest in NJE was sold during the voluntary administration in order to generate expedited funds to enable settlement of the convertible notes. Receivable from and payable to related parties The following balances are outstanding at the reporting date in relation to transactions with related parties: Consolidated 2025 $'000 Current payables: Other payables to NJE (note 20) 524 524 Loans to/from related parties Loans amounting to $19,000 was provided to one key management personnel, and interest paid during the years as $2,000.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 Note 33. Related party transactions (continued) 37 Terms and conditions Loans to related parties relate to loans provided to staff which are unsecured and repayable within 7 years. The interest rate applicable is 8.62%. Related party payables are unsecured, interest free and repayable upon demand. Note 34. Interests in subsidiaries The consolidated financial statements incorporate the assets, liabilities and results of the following subsidiaries in accordance with the accounting policy described in note 2: Ownership interest Principal place of business / 2025 Name Country of incorporation % Regional Express Pty Limited Australia 100% Rex Investment Holdings Pty Limited Australia 100% Australian Airline Pilot Academy Pty Limited Australia 100% AAPA Victoria Pty Limited Australia 100% Rex Airlines Pty Ltd Australia 100% Australian Aero Propeller Maintenance Pty Ltd Australia 100% Air Partners Pty Ltd Australia 100% Rex Flyer Pty Ltd Australia 100% Regional Express Holdings Limited is the head entity within the tax-consolidated group. Subsidiary companies are members of the tax consolidated group. Note 35. Events after the reporting period On 11 September 2025, the Company's shares were delisted from the Australian Securities Exchange. Details for events after the reporting date in relation to the execution of DOCA, the Commonwealth loan and the loan from Air T, Inc. are set out in the going concern disclosure in note 2. Upon the execution of the DOCA on 14 November 2025, the Group’s Management Incentive Scheme was terminated in full. All outstanding awards under the scheme were cancelled, and no replacement awards were issued by either the Group or Air T, Inc. Details for ASIC proceedings against the Company are set out in note 31. No other matter or circumstance has arisen since 30 June 2025 that has significantly affected, or may significantly affect the Consolidated entity's operations, the results of those operations, or the Consolidated entity's state of affairs in future financial years.

Regional Express Holdings Limited Notes to the financial statements 30 June 2025 38 Note 36. Reconciliation of loss after income tax to net cash flows from operating activities Consolidated 2025 $'000 Loss after income tax for the year (114,643) Adjustments for: Depreciation and amortisation 30,910 Impairment of property, plant and equipment 20,255 Impairment of right-of-use assets 75 Impairment of inventories 7,699 Government interest accrual 4,335 Gain on disposal of non-current assets (4,064) Interest received (1,956) Interest expense on lease liabilities 630 Share of results of joint venture 2,317 Gain on sale and leaseback (3,727) Loss on sale of joint venture 1,329 Gain on disposal of subsidiaries (27,257) Loss on lease termination 34,385 Engine capitalisation (4,082) Foreign exchange gain on lease liabilities (2,556) Interest rate swaps 3,873 Pel-Air deferred tax liability 16,622 (Increase)/decrease in assets Trade and other receivables 16,534 Inventories (19,385) Increase/(decrease) in liabilities Trade and other payables 18,141 Contract liabilities 1,717 Employee benefits (4,290) Net cash flows from operating activities (23,138) Cash flows from discontinued operations are included in the consolidated statement of cash flows and are disclosed separately. The Group includes proceeds from disposal in cash flows from discontinued operations. Note 37. Cash and non-cash investing and financing activities The Group has elected to present cash flows incurred on behalf of the Group on gross basis instead of net basis in the cash flow statement. During the year, the proceeds from the disposals of Pel-Air and the Group's 50% equity interest in NJE were directly paid to PAG for settling part of the convertible notes. These transactions have been presented as cash transactions in the cash flow statement.

INDEPENDENT AUDITOR’S REPORT To the Member of Regional Express Holdings Limited Qualified Opinion We have audited the consolidated financial statements of Regional Express Holdings Limited and subsidiaries (the “Company”), which comprise the consolidated statement of financial position as of June 30, 2025, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”). In our opinion, except for the effects of not presenting comparative financial statements and the related notes to such statements as discussed in the Basis for Qualified Opinion section of our report, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows for the year then ended in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (IASB). Basis for Qualified Opinion As discussed in Note 2 to the financial statements, the Company has not presented comparative financial statements as of and for the year ended June 30, 2024, including the related notes, required to be presented by IFRS Accounting Standards as issued by the IASB. We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS Accounting Standards as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern at least, but not limited to, 12 months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. /s/ Deloitte Touche Tohmatsu Sydney Australia 4 March 2026